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                                                                 EXHIBIT 10.37

Form of Non-Incentive Stock Option Agreement for Joseph Scaminace



                                 OM GROUP, INC.

                   1998 LONG-TERM INCENTIVE COMPENSATION PLAN
                             STOCK OPTION AGREEMENT


         THIS STOCK OPTION AGREEMENT is entered into this ___ day of August, 2005 but effective as of June 13, 2005 (being the date this option is granted) by and between OM GROUP, INC. (the "Company"), and Joseph M. Scaminace (the "Participant"), a Key Employee of the Company or a subsidiary of the Company, is to evidence the non-incentive stock option granted to the Participant as described herein. Capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the 1998 Long-Term Incentive Compensation Plan of the Company, as adopted by the shareholders on May 5, 1998, and as it may be amended (the "Plan").

                                   WITNESSETH

         That the parties hereto agree as follows:

         Section 1. The Company hereby grants to the Participant the option of purchasing the number of shares of Common Stock of the Company at the option exercise price and subject to the terms and conditions hereinafter set forth.

         Section 2. The aggregate number of shares of Common Stock purchasable is ___________.

         Section 3.  The option exercise price is $________ per share.

         Section 4. Except as otherwise provided in Sections 5, 6, 7, 8, 9, 10 and 12, the option rights granted hereunder shall become exercisable on
____________.

         Section 5. This option shall become exercisable as to all of the shares it covers upon the occurrence of any Change in Control of the Company (as defined in the Plan) occurring within the option period specified in Section 11; provided that this option shall not be exercisable prior to the expiration of six months from the date of grant.

         Section 6. To the extent not otherwise exercisable at the date of the retirement of the Participant in accordance with a retirement plan or policy of the Company or any subsidiary, this option shall become fully exercisable upon such retirement, and the Participant may exercise the option rights set forth herein at any time within three years following such retirement (but only within the option period specified in Section 11).

         Section 7. If the Participant shall die while still employed by the Company or any subsidiary, this option shall become fully exercisable to the extent not otherwise exercisable, and the person entitled by will or the applicable laws of descent and distribution may exercise the

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option rights set forth herein at any time within one year following the
Participant's death (but only within the option period specified in Section 11).

         Section 8. If the Participant ceases to be employed by the Company or a subsidiary due to the permanent and total disability of the Participant, this option shall become fully exercisable to the extent not otherwise exercisable, and the Participant may exercise the option rights set forth herein at any time within the one-year period following the date of the Participant's cessation of employment (but only within the option period set forth in Section 11).

         Section 9. If the Participant shall die following the cessation of employment with the Company or a subsidiary but within the periods provided for in Sections 6 or 8, this option shall become fully exercisable to the extent not otherwise exercisable, and the person entitled by will or applicable laws of descent and distribution may exercise the option rights set forth herein at any time within one year following the Participant's death (but only within the option period set forth in Section 11).

         Section 10. If the Participant ceases to be employed by the Company or a subsidiary for any reason other than retirement, permanent and total disability, or death, the Participant may exercise the option rights set forth herein at any time within the three-month period following such cessation of employment (but only within the option period specified in Section 11) to the extent the Participant was entitled to exercise the same immediately prior to such cessation of employment; provided, however, if there has been a Change in Control of the Company and the Participant's employment with the Company shall have terminated after such Change in Control and prior to six months from the date of grant of this option, then this option may be exercised in whole or in part at any time within the three-month period commencing six months from the date of grant of this option.

         Section 11. Notwithstanding any other provisions hereof, this option shall not be exercisable after _________________.

         Section 12. Notwithstanding any other provisions hereof, if the Participant's employment with the Company or a subsidiary is terminated on account of a violation of the Company's Code of Conduct and Ethics, this option shall be forfeited upon such termination to the full extent not exercised at the time of such termination.

         Section 13. This option is not transferable by the Participant otherwise than by will or by the laws of descent and distribution, and is exercisable, during the lifetime of the Participant, only by the Participant or the Participant's guardian or legal representative. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of this option or the related option rights contrary to the provisions of this Agreement, or upon the levy of any attachment or similar process upon such option or rights, such option and rights shall immediately become null and void.

         Section 14. If the Participant's exercise of this option is prevented by the terms of subsections (a), (b) or (c) of Section 18 and the Participant's option terminates pursuant to Section 6, 8 or 9, then the Participant may, notwithstanding the provisions of Section 6, 8 or 9 but only within the period set forth in Section 11, exercise such option to the extent it would have been exercisable immediately prior to its termination but for the operation of
Section 18 at


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any time within 30 days after such Participant is notified by the Company that such exercise is no longer prevented by Section 18.

         Section 15. In the event that at any time prior to the expiration of this option each of the outstanding shares of Common Stock of the Company (except shares held by dissenting stockholders) shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then for all purposes of this option there shall be substituted for each share of Common Stock purchasable hereunder the number and kind of shares of stock or other securities into which each such share of Common Stock of the Company shall be so changed, or for which each such share shall be so exchanged, and the shares or securities so substituted for each such share of Common Stock shall be subject to purchase at an appropriately adjusted option exercise price and subject to the terms and conditions hereof.

         In the event that the Company shall issue a stock dividend in Common Stock with respect to the Common Stock of the Company, the number of shares then purchasable hereunder shall be adjusted by adding to each such share the number of shares which would have been distributed as a stock dividend thereon had such share been outstanding on the record date for payment of the stock dividend, and each such share together with said additional shares shall be purchasable at the option exercise price as above provided and as may be appropriately adjusted.

         In the event that there shall be any other change in the number or kind of outstanding shares of Common Stock or other securities of the Company, or of any shares of stock or other securities into which such shares of Common Stock shall have been changed or for which they shall have been exchanged, or the Company shall make an Extraordinary Distribution or a Prorata Repurchase, then the Compensation Committee shall make such adjustment in the number or kind of shares of stock or other securities covered by this option and in the number or kind of shares of stock or other securities subject to purchase at the option exercise price as above provided and with any such adjustment in the option exercise price to reflect the effect of such Extraordinary Distribution or Prorata Repurchase as the Compensation Committee, in its sole discretion may determine is equitably required by such change, and such adjustment so made shall be effective and binding for all purposes of this option.

         Anything to the contrary herein contained notwithstanding, the Participant shall not be entitled to purchase a fraction of a share under this option.

         Section 16. If the Company shall liquidate or dissolve, or shall be a party to a merger or consolidation with respect to which the Company shall not be the surviving corporation, the Company shall give written notice thereof to the Participant at least 30 days prior thereto. The Participant shall have the right within said 30-day period (but only within the period specified in Section
11) to exercise this option to the extent such Participant was entitled to exercise the option on the date of the notice; provided, however, that if the Participant is employed by the Company on the date of the notice, then notwithstanding the provisions of Section 4, the Participant shall have the right to exercise this option in full to the extent not previously exercised. To the extent that this option shall not have been exercised on or prior to the effective date of such liquidation, dissolution, merger or consolidation, then notwithstanding any other



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provisions hereof, it shall terminate on said date, unless it is assumed by another corporation within the meaning of Section 425(a) of the Internal Revenue Code of 1986, as amended.

         Section 17. Subject to the terms and conditions hereof, this option may be exercised in whole or in part by delivering to the Company at its principal place of business a written notice, signed by the person entitled to exercise the option, of the election to exercise the option and stating the number of shares to be purchased. Such notice shall, as an essential part thereof, be accompanied by the payment of the full option exercise price of the shares then to be purchased, except as provided below. Payment of the full option exercise price may be made, at the election of the Participant, in (a) cash, (b) Common Stock of the Company, or (c) any combination of cash or Common Stock of the Company; provided, however, that the Participant may not use Common Stock of the Company in payment of the purchase price unless such Common Stock has been held by the Participant for at least six months. A Participant using Common Stock of the Company to pay the purchase price of shares being purchased may do so either by actual delivery of share certificates for such Common Stock or by attesting as to the ownership of such Common Stock. Shares of Common Stock used in payment of the purchase price shall be valued at their closing price on the New York Stock Exchange on the trading day immediately preceding the date of exercise. The Participant may elect to pay the purchase price upon the exercise of this option by authorizing a third party to sell all the shares (or a sufficient portion of the shares) acquired upon the exercise of the option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire purchase price and any tax withholding resulting from such exercise. Upon the proper exercise of this option, the Company shall issue in the name of the person exercising the option, and deliver to such person, a certificate or certificates for the shares purchased, provided that if any applicable law or regulation requires the Company to take any action with respect to the shares specified in such notice before the issuance thereof, the date of delivery of such shares shall be extended for the period necessary to take such action. The Participant agrees that as holder of this option, the Participant shall have no rights as a stockholder or otherwise in respect of any of the option shares until the option is effectively exercised as herein provided. The Participant agrees to pay in cash, within the time period specified by the Company, the amount (if any) required to be withheld for federal, state and local tax purposes on account of the exercise of the option or to make such arrangements to satisfy such withholding requirements as the Company deems appropriate.

         Section 18. This option shall not be exercisable if such exercise would violate:

         (a)     Any applicable state securities law;

         (b) Any applicable registration or other requirements under the Securities Act of 1933, as amended (the "Act"), the Securities Exchange Act of 1934, as amended, or applicable listing requirements of any stock exchange; or

         (c) Any applicable legal requirement of any other governmental authority.

         The Company agrees to make reasonable efforts to comply with the foregoing laws and requirements so as to permit the exercise of this option. Furthermore, if a registration statement with respect to the shares to be issued upon the exercise of this option is not in effect or if counsel for the Company deems it necessary or desirable in order to avoid possible violation of the Act, the Company may require, as a condition to its issuance and delivery of certificates for the shares, the delivery to the Company of a commitment in writing by the person exercising the



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option that at the time of such exercise it is such person's intention to acquire such shares for such person's own account for investment only and not with a view to, or for resale in connection with, the distribution thereof; that such person understands the shares may be "restricted securities" as defined in Rule 144 of the Securities and Exchange Commission; and that any resale, transfer or other disposition of said shares will be accomplished only in compliance with Rule 144, the Act, or the other rules and regulations thereunder. The Company may place on the certificates evidencing such shares an appropriate legend reflecting the aforesaid commitment and the Company may refuse to permit transfer of such certificates until it has been furnished evidence satisfactory to it that no violation of the Act or the rules and regulations thereunder would be involved in such transfer.

         Section 19. This Agreement is subject to the terms of the Plan. If there is any inconsistency between this Agreement and the Plan, the Plan shall govern.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate as of the day and year first above written.


"PARTICIPANT"                                   OM GROUP, INC.

By:                                             By:
   -------------------------------                 -----------------------------

Title:                                          Title:
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